SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2003

VISUAL DATA CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	000-22849	65-0420146

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

Registrant’s telephone number, including area code: (954)917-6655

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On June 26, 2003 Visual Data Corporation (the “Company”) completed an agreement for a $750,000 private financing transaction. The Company has received gross proceeds of $450,000 from the first tranche of the transaction, with the remaining $300,000 available 90 days later at the Company’s option. In the first tranche the Company sold 30,000 shares of its Class A-9 Convertible Preferred Stock and four year warrants to purchase 10,000 shares of its common stock to two accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided in Section 4(2) and Regulation D promulgated thereunder. The warrants are exercisable at $4.50 per share.

     The Class A-9 Convertible Preferred Stock, which carries no voting rights, pays cash dividends at the rate of 12% per annum based on the stated value of $15.00 per share. The Class A-9 Convertible Preferred Stock is redeemable by the Company beginning six months from the date of issuance at $15.00 per share plus accrued but unpaid dividends, and in the event of a liquidation or winding up of the Company, each share carries a liquidation preference of $15.00. The shares of Class A-9 Convertible Preferred Stock are convertible at any time at the option of the holder at $4.50 per share. In addition, the shares of Class A-9 Convertible Preferred Stock are subject to a mandatory conversion any time after two years from the date of issuance upon notice by the Company. The conversion price of the stock is the lesser of (i) $4.50 per share or (ii) the greater of (A) $2.10 per share or (B) 90% of the fair market value of the Company’s common stock. The shares of Class A-9 Convertible Preferred Stock also have an anti-dilution provision in the event that the Company sells common stock below $2.10 per share or preferred stock with a lower conversion price, with a floor of $1.575 per share. In any event, the number of shares issued upon such conversion cannot exceed 19.9% of the Company’s then issued and outstanding common stock.

     The Company granted the purchasers demand and piggy-back registration rights covering the shares issuable upon the conversion of the Class A-9 Convertible Preferred Stock and the warrants, and has included the shares issuable from the first tranche in a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission on June 26, 2003.

     Copies of the Securities Purchase Agreement and Articles of Amendment to the Company’s Articles of Incorporation setting forth the designations, rights and preferences of the Class A-9 Convertible Preferred Stock are attached hereto as exhibits. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Visual Data Corporation

10.1	Securities Purchase Agreement

99.1	News Release issued by Visual Data Corporation on July 2, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Visual Data Corporation

Date: July 2, 2003	By: /s/ Randy S. Selman

Randy S. Selman, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of Visual Data Corporation

10.1	Securities Purchase Agreement

99.1	News Release issued by Visual Data Corporation on July 2, 2003

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